Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Joel W. Looney, President of Boulder Growth & Income Fund, Inc. (the “Registrant”), certify that:

1.      The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 5, 2020	/s/ Joel W. Looney
Joel W. Looney, President
(Principal Executive Officer)

I, Kathryn Burns, Treasurer of Boulder Growth & Income Fund, Inc. (the “Registrant”), certify that:

1.      The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 5, 2020	/s/ Kathryn Burns
Kathryn Burns, Treasurer
(Principal Financial Officer)